EXHIBIT 10.12

     AGREEMENT ON TRANSFER OF SHARES OF HENAN ZHONGPIN FOOD SHARE CO., LTD. DATED MAY 23, 2005 BETWEEN LIU ZHAO YANG AND HENAN ZHONGPIN FOOD CO., LTD.

             Liu Chaoyang transfers to Henan Zhongpin Food Co., Ltd. 746,478 shares of the common stock of Henan Zhongpin Food Share Co., Ltd. (the "Operating Company"), par value RMB 1.00, representing approximately 4.9% of the Operating Company's issued and outstanding shares. Upon completion of the stock transfer, Liu Chaoyang shall still hold 82,942 shares of the Operating Company's common stock, representing approximately 0.55% of the Operating Company's issued and outstanding shares.